UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2009

OMNIMMUNE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-145507	26-3128407
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

4600 Post Oak Place, Suite 352, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 622-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously reported by Omnimmune Holdings, Inc. (the “Company”) in its Current Report on Form 8-K filed on August 12, 2008, the Company completed an initial closing of its unit offering (the “Unit Offering”), pursuant to which 707,200 Units were sold.  At such initial closing, the Company entered into a Registration Rights Agreement, dated as of August 8, 2008, with the investors in the Unit Offering (the “Initial Registration Rights Agreement”).   The Unit Offering was originally scheduled to expire on October 31, 2008.

The Initial Registration Rights Agreement requires the consent of the holders of a majority of the investment value of the Units subject to such agreement for any waiver, modification or amendment of the terms of the agreement.  Effective as of January 31, 2009, the Company received the consent of the requisite investor majority to the following modifications to the Unit Offering and the Initial Registration Rights Agreement: (1) the termination date of the Unit Offering was extended to January 31, 2009, or such later date, but in no event later than February 28, 2009, as the Company may determine, and (2)  the registration rights granted under the Initial Registration Rights Agreement were modified from “resale rights” to “piggy back” rights.  Thus, in lieu of the Company being required to register the securities issued in the Unit Offering within 90 days from the termination of the Unit Offering, if, at any time prior to the date on which all such securities are able to be sold without restriction pursuant to Rule 144 or other similar rule, the Company proposes to register any shares of its common stock for purposes of an offering by or on its behalf, then all investors in the Unit Offering will have the right to include their registrable securities in such registration.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b)           Frank McDaniel  resigned from the Company’s Board of Directors on February 16, 2009.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Letter of Consent, effective as of January 31, 2009, to modifications of Unit Offering and Registration Rights Agreement of Omnimmune Holdings, Inc.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

`	OMNIMMUNE HOLDINGS, INC.

By:	/s/ Harris A. Lichtenstein
Harris A. Lichtenstein, Ph.D.
President and Chief Executive Officer

Date: February 20, 2009